UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 25, 2026

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 25, 2026, Mr. Brian Rice was appointed as a member of the Board of Directors (the “Board”) of Albertsons Companies, Inc. (the “Company”) for the term expiring at the Company’s 2026 annual meeting of stockholders or until his successor is duly elected and qualified. In connection with Mr. Rice’s appointment, the Board will expand from 10 to 11 directors. Mr. Rice has not been appointed to any committee of the Board.

Mr. Rice is a seasoned global technology executive with more than 30 years of experience leading large-scale digital transformation, technology modernization, and operational excellence across some of the world’s most recognized consumer brands. He currently serves as Executive Vice President and Global Chief Information Officer at McDonald’s Corporation, where he is a member of the company’s executive leadership team and serves as the primary liaison to the board of directors on all technology matters. Mr. Rice oversees global technology, digital, data, and cybersecurity capabilities at McDonald’s Corporation, where he is enabling one of the world’s largest consumer platforms to exceed 250 million loyalty members by 2027. He has extensive experience partnering with executive leadership teams and boards of directors on technology strategy, cybersecurity, risk management, and large-scale transformation initiatives. He also brings a deep understanding of the complexities of global supply chains, consumer engagement, and digital-first retail. Before joining McDonald’s Corporation, Mr. Rice held senior leadership roles at multiple Fortune 500 companies, including Cardinal Health, Kellogg Company, General Motors, and Mars. He led enterprise technology organizations, modernized global systems, implemented large-scale platforms, and advanced digital-first strategies to drive growth, efficiency, and customer engagement across global operations. Mr. Rice holds a bachelor’s degree in computer information systems from Ferris State University.

The Board has determined that Mr. Rice is independent under the corporate governance rules of the New York Stock Exchange. There are no arrangements or understanding between Mr. Rice and any other person pursuant to which Mr. Rice was selected as a director, nor are there any family relationships between Mr. Rice and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Rice is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Rice will receive the same compensation as the other non-management directors as disclosed in the Company's proxy statement for the 2025 annual meeting of stockholders, filed on June 20, 2025.

A copy of the press release announcing these updates is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release dated February 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

February 27, 2026	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs